Exhibit 99.1

The following are certain excerpts from a press release issued by Susquehanna Bancshares, Inc. on January 27, 2004, announcing results of operations for the fourth quarter and fiscal year ended December 31, 2003:

Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the year ended December 31, 2003, was $62.4 million, or $1.56 per diluted share, compared to the $61.7 million, or $1.55 per diluted share, earned in 2002. Net income for the fourth quarter of 2003 was $14.0 million, or $0.35 per diluted share, compared to $15.4 million for the fourth quarter of 2002, or $0.39 per diluted share. The fourth quarter 2002 included $1.7 million of after-tax investment security gains, or $0.04 per diluted share.

Full Year/Fourth Quarter Financial Highlights

•	Deposits and loans continued to grow consistent with Susquehanna’s strategic plan and its emphasis on bolstering the Company’s sales initiatives. Deposits at December 31, 2003 increased 8% over last year, rising to more than $4.1 billion, led by non-interest bearing demand, which increased by 20%. Loans and leases increased 11% over last year to $4.3 billion at December 31, 2003.

•	The net charge-offs to average loans and leases (NCO/Average loans & leases) ratio improved to 0.14% for the fourth quarter 2003 from 0.35% in the fourth quarter 2002. The NCO/Average loans & leases ratio improved to 0.18% for the full year 2003, as compared to 0.23% for 2002.

•	Non-interest income increased 8% over the full year results reported for December 31, 2002, rising to $101.8 million in 2003. For the year ended December 31, 2003, core banking contributed 39% of the total and non-bank affiliates 61%. For the twelve months ended December 31, 2003, non-interest income represented 35% of total revenue, an increase from 33% in 2002.

•	Total assets increased 7%, rising to $6.0 billion at December 31, 2003.

•	Total assets under management and under administration grew from $3.3 billion in 2002 to $4.2 billion at December 31, 2003. This was led by assets under management maintained by Valley Forge Asset Management, a member of the Susquehanna Wealth Management family of companies, which grew 39% to $2.8 billion from $2.0 billion at December 31, 2002.

Linked Quarter Highlights (Fourth Quarter versus Third Quarter)

•	Deposits increased 4% to $4.1 billion. Non-interest bearing demand increased 5%.

•	Loans and leases increased 3% to $4.3 billion. Net interest margin increased 19-basis points and improved to 3.62% from 3.43%.

Equity capital was $547 million at December 31, 2003, or $13.73 per share, compared to $534 million at December 31, 2002, or $13.47 per share.

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION

(Dollars in thousands, except per share data)

			Twelve Months
	4Q03	4Q02	2003	2002
Balance Sheet (EOP)
Investments	$988,222	$1,126,407	$988,222	$1,126,407
Loans and leases	4,263,272	3,830,953	4,263,272	3,830,953
Allowance for loan & lease losses (ALLL)	42,672	39,671	42,672	39,671
Total assets	5,953,107	5,544,647	5,953,107	5,544,647
Deposits	4,134,467	3,831,315	4,134,467	3,831,315
Short-term borrowings	355,184	266,724	355,184	266,724
FHLB borrowings	613,850	543,166	613,850	543,166
Vehicle financing	369	31,304	369	31,304
Long-term debt	130,000	180,000	130,000	180,000
Shareholders’ equity	547,382	533,855	547,382	533,855

Stated Book Value per Share	13.73	13.47	13.73	13.47
Tangible Book Value per Share	12.14	11.96	12.14	11.96

Average Balance Sheet
Investments	1,007,239	1,070,166	1,135,705	1,019,330
Loans and leases	4,212,486	3,811,402	3,969,532	3,705,572
Total earning assets	5,308,399	4,954,673	5,182,742	4,798,059
Total assets	5,891,697	5,453,140	5,724,526	5,273,013
Deposits	4,064,984	3,814,216	3,942,279	3,642,799
Short-term borrowings	379,659	236,285	343,942	235,728
FHLB borrowings	596,760	543,765	587,305	544,176
Vehicle financing	1,650	51,588	8,329	103,175
Long-term debt	130,000	152,251	141,425	116,910
Shareholders’ equity	541,381	527,047	538,418	513,299

Income Statement
Net interest income	47,887	47,868	187,006	187,240
Loan & lease loss provision	2,677	3,585	10,222	10,664
Noninterest income	22,656	23,666	101,750	94,150
Noninterest expense	47,846	45,719	189,430	181,663
Income before taxes	20,020	22,230	89,104	89,063
Income taxes	6,006	6,824	26,731	27,342
Net income	14,014	15,406	62,373	61,721
Basic earnings per share	0.35	0.39	1.57	1.56
Diluted earnings per share	0.35	0.39	1.56	1.55
Cash dividends paid per share	0.22	0.21	0.86	0.81

Asset Quality
Net charge-offs (NCO)	$1,518	$3,401	$7,221	$8,691
Nonaccrual loans & leases	19,037	18,190	19,037	18,190
Restructured loans	5,823	0	5,823	0
OREO	2,893	3,151	2,893	3,151
Total nonperforming assets (NPA)	27,753	21,341	27,753	21,341
Loans & leases 90 days past due	6,538	8,208	6,538	8,208

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

			Twelve Months
	4Q03	4Q02	2003	2002
RATIO ANALYSIS

Credit Quality
NCO / Average loans & leases	0.14%	0.35%	0.18%	0.23%
NPA / Loans & leases & OREO	0.65%	0.56%	0.65%	0.56%
ALLL / Nonperforming loans & leases	171.65%	218.09%	171.65%	218.09%
ALLL / Total loans & leases	1.00%	1.04%	1.00%	1.04%

Capital Adequacy
Equity / Assets	9.19%	9.63%	9.19%	9.63%
Long-term debt / Equity	23.75%	33.72%	23.75%	33.72%

Profitability
Return on average assets	0.94%	1.12%	1.09%	1.17%
Return on average equity	10.27%	11.60%	11.58%	12.02%
Net interest margin	3.62%	3.88%	3.65%	3.96%

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	December 31, 2002
	(in thousands, except share data)
Assets
Cash and due from banks	$176,240	$156,320
Short-term investments:
Restricted	44,817	30,611
Unrestricted	34,145	22,025

Total short-term investments	78,962	52,636

Securities available for sale, at fair value	983,882	1,122,230
Securities held to maturity, at amortized cost
(Fair values of $4,340 and $4,177)	4,340	4,177
Loans and leases, net of unearned income	4,263,272	3,830,953
Less: Allowance for loan and lease losses	42,672	39,671

Net loans and leases	4,220,600	3,791,282

Premises and equipment, net	62,961	60,108
Other real estate owned	2,893	3,151
Accrued income receivable	17,494	20,579
Bank-owned life insurance	200,555	143,330
Goodwill	59,123	54,897
Intangible assets with finite lives	4,372	4,998
Other assets	141,685	130,939

	$5,953,107	$5,544,647

Liabilities and Shareholders' Equity
Deposits:
Demand	$724,474	$601,272
Interest-bearing demand	1,295,593	1,137,875
Savings	508,889	470,317
Time	1,251,058	1,300,445
Time of $100 or more	354,453	321,406

Total deposits	4,134,467	3,831,315
Short-term borrowings	355,184	266,724
FHLB borrowings	613,850	543,166
Vehicle financing	369	31,304
Long-term debt	130,000	180,000
Accrued interest, taxes, and expenses payable	33,736	40,314
Deferred taxes	106,336	95,478
Other liabilities	31,783	22,491

Total liabilities	5,405,725	5,010,792

Shareholders' equity:
Common stock, $2.00 par value, 100,000,000 shares authorized; issued: 39,861,317 at December 31, 2003 and 39,638,447 at December 31, 2002	79,723	79,277
Additional paid-in capital	66,264	62,858
Retained earnings	403,450	375,244
Accumulated other comprehensive income (loss), net of taxes ($1,107) and $8,662	(2,055)	16,476

Total shareholders' equity	547,382	533,855

	$5,953,107	$5,544,647

5

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
(Dollars in thousands, except per share data)	2003	2002	2003	2002
INTEREST INCOME:
Loans and leases, including fees	$61,979	$64,774	$245,980	$260,420
Securities: Taxable	8,617	12,809	37,894	52,497
Tax-exempt	283	536	1,441	2,445
Short-term investments	164	304	705	1,351

Total interest income	71,043	78,423	286,020	316,713

INTEREST EXPENSE:
Deposits:
Interest-bearing demand	2,215	3,118	9,473	12,429
Savings	391	775	1,999	4,036
Time	11,981	15,590	51,419	66,034
Short-term borrowings	851	739	3,342	3,919
FHLB borrowings	5,366	7,065	22,420	28,108
Vehicle financing	12	528	241	6,211
Long-term debt	2,340	2,740	10,120	8,736

Total interest expense	23,156	30,555	99,014	129,473

Net interest income	47,887	47,868	187,006	187,240
Provision for loan and lease losses	2,677	3,585	10,222	10,664

Net interest income, after provision for loan and lease losses	45,210	44,283	176,784	176,576

NONINTEREST INCOME:
Service charges on deposit accounts	5,225	4,567	19,798	16,905
Vehicle origination and servicing fees	5,012	5,222	26,132	24,727
Merchant credit card fees	0	0	0	8,328
Asset management fees	2,904	2,499	10,274	9,824
Income from fiduciary-related activities	1,392	1,187	5,783	4,853
Net gain on sale of loans and leases	872	997	9,700	4,626
Income from bank-owned life insurance	2,024	1,569	6,963	6,540
Commissions on insurance sales	2,262	1,850	8,354	3,666
Net gain on securities	0	2,569	2,110	3,357
Other	2,965	3,206	12,636	11,324

Total noninterest income	22,656	23,666	101,750	94,150

NONINTEREST EXPENSES:
Salaries and employee benefits	22,749	21,691	91,151	82,571
Occupancy	3,557	3,244	13,813	12,522
Furniture and equipment	2,258	2,070	8,712	8,372
Amortization of intangible assets	157	157	626	639
Vehicle residual value	1,653	1,546	6,486	6,384
Vehicle delivery and preparation	3,818	3,294	12,934	9,444
Merchant credit card servicing	0	0	0	7,937
Other	13,654	13,717	55,708	53,794

Total noninterest expenses	47,846	45,719	189,430	181,663

Income before income taxes	20,020	22,230	89,104	89,063
Provision for income taxes	6,006	6,824	26,731	27,342

NET INCOME	$14,014	$15,406	$62,373	$61,721

Earnings per share:
Basic	$0.35	$0.39	$1.57	$1.56
Diluted	$0.35	$0.39	$1.56	$1.55
Cash dividends	$0.22	$0.21	$0.86	$0.81
Average shares outstanding:
Basic	39,833	39,619	39,742	39,496
Diluted	40,165	39,856	40,037	39,781

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest rates and interest differential—taxable equivalent basis

	For the Three Month Period Ended December 31, 2003			For the Three Month Period Ended December 31, 2002
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$88,674	$164	0.73	$73,105	$304	1.65
Investment securities:
Taxable	983,574	8,617	3.48	1,023,375	12,809	4.97
Tax-advantaged	23,665	435	7.30	46,791	825	7.00

Total investment securities	1,007,239	9,052	3.57	1,070,166	13,634	5.05

Loans and leases, (net):
Taxable	4,143,131	61,258	5.87	3,759,721	64,146	6.77
Tax-advantaged	69,355	1,109	6.35	51,681	966	7.42

Total loans and leases	4,212,486	62,367	5.87	3,811,402	65,112	6.78

Total interest-earning assets	5,308,399	$71,584	5.35	4,954,673	$79,050	6.33

Allowance for loan and lease losses	(41,926)			(39,359)
Other non-earning assets	625,224			537,826

Total assets	$5,891,697			$5,453,140

Liabilities
Deposits:
Interest-bearing demand	$1,251,816	$2,215	0.70	$1,100,821	$3,118	1.12
Savings	508,749	391	0.30	469,259	775	0.66
Time	1,602,991	11,981	2.97	1,668,709	15,590	3.71
Short-term borrowings	379,659	851	0.89	236,285	739	1.24
FHLB borrowings	596,760	5,366	3.57	543,765	7,065	5.15
Vehicle financing	1,650	12	2.89	51,588	528	4.06
Long-term debt	130,000	2,340	7.14	152,251	2,740	7.14

Total interest-bearing liabilities	4,471,625	$23,156	2.05	4,222,678	$30,555	2.87

Demand deposits	701,428			575,427
Other liabilities	177,263			127,988

Total liabilities	5,350,316			4,926,093

Equity	541,381			527,047

Total liabilities & shareholders’ equity	$5,891,697			$5,453,140

Net interest income / yield on average earning assets		$48,428	3.62		$48,495	3.88

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.	For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY (continued)

Interest rates and interest differential—taxable equivalent basis

	For the Twelve Month Period Ended December 31, 2003			For the Twelve Month Period Ended Decemer 31, 2002
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$77,505	$705	0.91	$73,157	$1,351	1.85
Investment securities:
Taxable	1,104,863	37,893	3.43	966,156	52,497	5.43
Tax-advantaged	30,842	2,217	7.19	53,174	3,762	7.07

Total investment securities	1,135,705	40,110	3.53	1,019,330	56,259	5.52

Loans and leases, (net):
Taxable	3,910,353	243,236	6.22	3,657,342	257,977	7.05
Tax-advantaged	59,179	4,222	7.13	48,230	3,758	7.79

Total loans and leases	3,969,532	247,458	6.23	3,705,572	261,735	7.06

Total interest-earning assets	5,182,742	$288,273	5.56	4,798,059	$319,345	6.66

Allowance for loan and lease losses	(40,868)			(39,193)
Other non-earning assets	582,652			514,147

Total assets	$5,724,526			$5,273,013

Liabilities
Deposits:
Interest-bearing demand	$1,195,656	$9,473	0.79	$991,096	$12,429	1.25
Savings	498,157	1,999	0.40	461,947	4,036	0.87
Time	1,601,495	51,419	3.21	1,643,785	66,034	4.02
Short-term borrowings	343,942	3,341	0.97	235,728	3,919	1.66
FHLB borrowings	587,305	22,420	3.82	544,176	28,108	5.17
Vehicle financing	8,329	241	2.89	103,175	6,211	6.02
Long-term debt	141,425	10,120	7.16	116,910	8,736	7.47

Total interest-bearing liabilities	4,376,309	$99,013	2.26	4,096,817	$129,473	3.16

Demand deposits	646,971			545,971
Other liabilities	162,828			116,926

Total liabilities	5,186,108			4,759,714

Equity	538,418			513,299

Total liabilities & shareholders’ equity	$5,724,526			$5,273,013

Net interest income / yield on average earning assets		$189,260	3.65		$189,872	3.96

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.	For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

LOANS AND LEASES

Loans and leases, net of unearned income were as follows:

	December 31, 2003	December 31, 2002
Commercial, financial, and agricultural	$621,438	$478,181
Real estate—construction	549,672	456,663
Real estate secured—residential	1,306,371	1,246,939
Real estate secured—commercial	1,016,360	988,633
Consumer	337,989	343,537
Leases	431,442	317,000

Total loans and leases	$4,263,272	$3,830,953